                                                                      Exhibit 11

                    STANDARD PACIFIC CORP. AND SUBSIDIARIES

                        EARNINGS PER SHARE CALCULATIONS
                  FOR THE NINE MONTHS AND THREE MONTHS ENDED
                          SEPTEMBER 30, 1996 AND 1995

                                             NINE MONTHS ENDED       THREE MONTHS ENDED
                                               SEPTEMBER 30,            SEPTEMBER 30,
                                          -----------------------   ----------------------
                                              1996        1995         1996        1995
                                         -----------  -----------  -----------   ----------
Primary earnings (loss) per share
  and equivalent share:

  Income (loss) before taxes             $ 8,004,000  $ 3,075,000  $ 3,342,000   $ (867,000)
  (Provision) credit for income taxes     (3,195,000)  (1,238,000)  (1,317,000)     391,000
                                         -----------  -----------  -----------   ----------
  Net income (loss)                      $ 4,809,000  $ 1,837,000  $ 2,025,000   $ (476,000)
                                         ===========  ===========  ===========   ==========
  Shares and equivalent shares:
    Average shares outstanding            30,060,281   30,612,540   30,060,281   30,591,228
    Equivalent shares                          4,981        4,303        3,530        6,333
                                         -----------  -----------  -----------   ----------
      Total                               30,065,262   30,616,843   30,063,811   30,597,561
                                         ===========  ===========  ===========   ==========

  Primary Earnings (Loss) Per Share      $     0.16   $     0.06   $      0.07   $    (0.02)
                                         ==========   ==========   ===========   ==========
Fully-diluted earnings (loss)
  per share and equivalent share:

  Net income (loss)                      $ 4,809,000  $ 1,837,000  $ 2,025,000   $ (476,000)
                                         ===========  ===========  ===========   ==========
  Shares and equivalent shares:
    Average shares outstanding            30,060,281   30,612,540   30,060,281   30,591,228
    Equivalent shares                          4,981        5,699        3,530        7,009
                                         -----------  -----------  -----------   ----------
      Total                               30,065,262   30,618,239   30,063,811   30,598,237
                                         ===========  ===========  ===========   ==========
    Fully-Diluted Earnings (Loss)
      Per Share                          $      0.16  $      0.06  $      0.07   $    (0.02)
                                         ===========  ===========  ===========   ==========

                                      18